UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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Shutterfly, Inc.
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On May 27, 2015, Shutterfly, Inc. (the “Company”) issued the following press release.  When the Company originally issued the press release at 7:30 a.m., Eastern time, on May 27, 2015, it contained a typographical error, which the Company subsequently corrected on the same day.  The correction is reflected in the second bullet point of the sixth paragraph below, which previously read, “the mid-point of the Company’s February revenue guidance of $1.05 million.” The guidance was $1.05 billion, as stated in the corrected version below.

SHUTTERFLY FILES INVESTOR PRESENTATION

Highlights Shutterfly’s Proven Track Record of Delivering Stockholder Value

Discusses Shutterfly’s Most Recent Settlement Offer, Rejected by Marathon Partners

Establishes New Guidelines for 2015 and 2016 Executive Compensation Program

Shutterfly Board Urges Stockholders to Vote for ALL of Shutterfly’s Highly Qualified Nominees
on the WHITE Proxy Card Today

REDWOOD CITY, Calif. May 27, 2015 – Shutterfly Inc. (NASDAQ: SFLY) today filed an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2015 Annual Meeting of Stockholders. Shutterfly’s presentation and other materials regarding the Shutterfly Board’s recommendation for the 2015 Annual Meeting can be found on the Investor Relations section of the Company’s website at ir.shutterfly.com.

Highlights of the investor presentation include:

•
The Shutterfly Board and management team have a proven track record of value creation, growing free cash flow by more than 74%, revenue and adjusted EBITDA at a compound annual rate of 29% and market capitalization by 5x since the 2006 IPO.

•
The Shutterfly Board and management team are overseeing a clear vision for the Company’s future growth; through Shutterfly 3.0 and continued investment in the business, Shutterfly expects continued revenue growth, the return of adjusted EBITDA margins of more than 20%, decreased capital expenditures and enhanced free cash flow and adjusted EBITDA growth.

•
Shutterfly is dedicated to creating sustained value for stockholders, having generated 203% total stockholder return since the 2006 IPO and repurchased nearly $160 million of Shutterfly stock in the past 15 months (under its current $400 million repurchase authorization).

•
Based on feedback from stockholders, an independent compensation consultant and other third-party experts, the Shutterfly Board has made meaningful changes to the Company’s executive compensation program for 2016 and beyond. Most recently, the Shutterfly Board:

◦	Increased minimum target free cash flow per share in 2017 for executive compensation purposes to at least 50% growth over free cash flow per share in 2015.1 2

◦
Modified 2015 CEO compensation plan by increasing adjusted EBITDA threshold to low end of guidance consistent with past practices and increased 100% plan payout target by $21 million to the mid-point of revenue guidance of $1.05 billion.

•
Shutterfly has engaged constructively and responsibly with Marathon Partners, offering two Board seats, including positions on key committees, one for Mario Cibelli and one for a mutually acceptable, qualified candidate, which Marathon Partners has declined.

•
Shutterfly's director nominees are engaged, accomplished and possess extensive, relevant experience, along with significant stock ownership, in contrast to Marathon's nominees, who lack relevant industry experience and have almost no history of serving on public company Boards.

Shutterfly Has Engaged Constructively and Responsibly with Marathon

Philip Marineau, Chairman of the Shutterfly Board of Directors said, “In an effort to avoid a costly and potentially disruptive proxy contest, the Shutterfly Board has made numerous efforts to engage constructively with Marathon

_________________________________________
1 Free cash flow is defined as adjusted EBITDA less capital expenditures. The estimate is preliminary and subject to approval after completion of 2016 budgeting process in early 2016.
2 The 15% target that was disclosed in Shutterfly’s definitive proxy statement was a baseline figure recommended by advisors due to the preliminary nature of the estimate.

Partners. Most recently, the Shutterfly Board offered Marathon Partners two Board seats, including one seat for Mario Cibelli – with an invitation to join any Board committee – and one seat for a mutually acceptable, qualified candidate that the Shutterfly Board would work with Marathon Partners to identify.”

“Despite Mr. Cibelli’s continued refusal to settle, as we previously announced, the Shutterfly Board has committed to appointing Mr. Cibelli to the Shutterfly Board immediately after the Annual Meeting and to work with Marathon Partners to identify and appoint a second, mutually acceptable, qualified candidate within six months if none of the Marathon Partners nominees are elected at the Annual Meeting. Shutterfly has been, and remains, open to the input of its stockholders and has attempted to work constructively with Marathon Partners to reach a reasonable resolution in order to avoid a costly and distracting proxy contest.”

Additionally, on May 22, 2015, Shutterfly offered to make available to stockholders a universal proxy card to maximize flexibility to vote for directors nominated by either Shutterfly or Marathon Partners. Marathon Partners has refused to agree to a universal proxy card, thereby reducing stockholder flexibility in voting for directors at the Annual Meeting.

Shutterfly Board Establishes New Guidelines for 2015 and 2016 Executive Compensation Program

In addition to the previously announced changes that the Shutterfly Board made to the Company’s executive compensation program, the Shutterfly Board has established additional guidelines for its 2015 and 2016 executive compensation program. These guidelines have been established to further reflect stockholder views while balancing best practices in performance-based compensation with competitiveness to retain key management including:

•
Clarifying Free Cash Flow Per Share Targets: Increased the minimum target free cash flow per share in 2017 for executive compensation purposes to at least 50% growth over free cash flow per share in 2015; and

•
Increasing 2015 Performance-Based Targets: Modified the 2015 CEO compensation plan, increasing the adjusted EBITDA threshold to the low end of guidance consistent with past practices and increased the 100% plan payout target by $21 million to the mid-point of the Company’s February revenue guidance of $1.05 billion.

Nancy J. Schoendorf, the Compensation Committee Chair of the Shutterfly Board of Directors, added, “Our people are our most important asset and it is critical that we retain talent to drive our long-term vision and execute on our strategy, being mindful of the competitive landscape in Silicon Valley. Based on feedback from our stockholders, an independent compensation consultant and third-party experts, we made meaningful changes to our compensation plan that include increasing our performance-based and long-term equity incentives. These new guidelines reflect stockholder views, balancing best practices in performance-based compensation with competitive packages to retain key personnel.”

Vote the WHITE Proxy Card Today

The Shutterfly Board unanimously urges stockholders to vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. Shutterfly stockholders are reminded that their vote is important, no matter how many or how few shares they own and that the latest submitted proxy card will revoke any previously submitted proxy card.

If you have questions or need assistance voting your shares please contact:
MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events, including statements about Shutterfly’s business plans, financial performance and compensation programs for 2015 and beyond. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date of this release. These forward-looking statements are predictions of future events that involve risks and uncertainties that may cause actual results to vary materially from those predicted. The risks and uncertainties that may cause actual results to differ from those predicted include, among others, economic downturns and the general state of the economy; Shutterfly’s ability to expand its customer base and increase sales to existing customers; Shutterfly’s ability to execute on its strategic plan and restructuring activities, including building Shutterfly 3.0; Shutterfly’s ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the business; Shutterfly’s ability to develop new and innovative products and services and integrate acquired businesses and assets on a timely and cost-effective basis; Shutterfly’s ability to meet production requirements; unforeseen changes in expense levels; competition; volatility in Shutterfly’s stock price; the actions of activist investors and the cost and disruption of responding to those actions, including the effect of the proxy contest on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations. Please refer to the “Risk Factors” section of Shutterfly’s filings with the Securities and Exchange Commission, including Shutterfly’s most recent Form 10-K and 10-Q, which are available at www.sec.gov, for more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Shutterfly assumes no obligation to update or revise any forward-looking statements except as may be required by applicable law.

Non-GAAP Financial Information

This press release also includes non-GAAP financial measures, including adjusted EBITDA and free cash flow. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided at the end of this release. The method Shutterfly uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Shutterfly believes that these non-GAAP financial measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors with a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP financial measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for, or superior to comparable financial measures determined in accordance with GAAP. Management strongly encourages you to review the Company’s financial statements as filed in its Form 10-Ks and 10-Qs in their entirety and to not rely on any single financial measure.

About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Shutterfly Inc.
Media Relations:
Gretchen Sloan, 650-610-5276
gsloan@shutterfly.com
or
Investor Relations:
Jeff Majtyka, 646-759-3635
jmajtyka@shutterfly.com
or
Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann / Jed Repko
415-869-3950